Agreement Concerning the Transfer
                              of Intangible Assets
                                    (LJ102-3)


Party A:    Liuzhou OVM Joint Stock Co., Ltd.

Party B:    Liuzhou OVM Construction Machinery Co., Ltd.




A. All the intangible assets originally owned by Party A including the technical patents, technical know-how, the developed new products (including all new products, the patents and ISO 9000 certification developed, registered and obtained in 1995), the registered trademarks, goodwill, etc. shall be transferred to Party B at the date when the Party B is established.

B. Details of all the intangible assets originally owned by Party A are listed on the attachment.

C. All the intangible assets on the attachment originally owned by Party A shall be valued at RMB 24,000,000.00.

D. Party A shall assist party B in completing all the legal procedures in transferring the ownership of the intangible assets to party B according to the regulation of the PRC Laws.

E. Party A shall be responsible to any disputes and assume any economic responsibilities arising before the date of transfer of the above mentioned intangible assets.

F. Party B shall pay Party A compensation for transfer of the intangible assets in the following manner:

      (1) Party B shall pay Party A an annual fee at the rate equal to 1.5% of the total annual sales (not including VAT) of Party B.

      (2) The consideration for the transfer of intangible assets by Party A shall be considered fully paid when the accumulated total of the annual fee reaches RMB 24,000,000.

G. Before all the intangible assets originally owned by Party A have been transferred to Party B, Party A shall not transfer any part or the whole of the above mentioned intangible assets to any third party.

H. Without unanimous agreement by all the members of the Board of Directors of Party B, Party B shall not transfer the right to use any part of the above mentioned intangible assets to any third party.

I. Following the establishment of Party B, the intangible assets subsequently developed by Party B shall belong solely to Party B.

J. This Agreement shall come into effect after it is signed by the legal representatives of both parties and stamped with the common seal of both parties.

For and on behalf of
Party A:  Liuzhou OVM Joint Stock Co., Ltd.


-----------------------------
(Wu Guo Sen)
Corporate Representative



For and on behalf of
Party B:  Liuzhou OVM Construction Machinery Co., Ltd.


-----------------------------
(Ching Lung Po)
Corporate Representative

Dated:  June 5, 1995

                     Detailed Items of Technical Know-how Transferred
                                          (5-03B)

                                                                       Date Putting in
                                                        Date of        Production/(Date
Items      Description                                  Application    of Authorization)
-----      -----------                                  -----------    -----------------
A     Transfer of technical know-how                         --                   --
      (including new products and
      patented technology with expired
      protection period.

1     Automatic Continuous Pressing and                 September 5,       July 24, 1991
      Device for bridge construction                    1990
      Patent number: 61755)

2     Stay cable multi-anchorages (Patent               November 27,       May 20, 1992
      number 77041)                                     1990

3     Long diameter high strength steel wire            June 11, 1990      May 27, 1992
      conical anchorage (Patent number 79627)

4     Strnded wire and bunched steel wires              June 11, 1990      August 12, 1992
      prestressed tensioning anchorage
      (Patent number 86725)

5     OVM series anchorage system                            -                    1990

6     Series 200 stay cable system                           -                    1992

7     HM15 series ring stressing anchorage                   -                    1993

8     Screw thread steel pipe series                         -                    1991

9     GZ series conical stressing anchorages                 -                    1988

10    Unbonded prestressing tendons                          -                    1990

11    DM series steel strand bundle anchorages               -                    1991
      with button-head end and ancillary stressing
      devices

12    LM series anchorages for stay cable                    -                    1990

13    LZM series steel strand anchorages with                -                    1991
      cold button-head end

14    ZB series high pressure electric oil pumps             -                    1990

15    SC,CX and LSS series digital sensors                   -                    1992




















16    YCW, YZ, YC, YD, YCL, YQL, YCT,                        -                 1991-1994
      YSD, YPD, YDG, ZPX, ZLD, LSD series

17    ZPB and ZLDB series pump stations                      -                    1994

18    YBG-88 series tube pulling assemblies                  -                    1993

19    Complete sets of 50-T and 80-T lifting jacks                                1995

B     System with ISO 9001 qualify certification             -             July, 1995

C     OVM trademark                                          -             January 27, 1994
      D Goodwill and sales network establishe

January 6, 1997


OVM International Holding Corporation
c/o Anka Capital Limited
Room 2005, 20/F., Universal Trade Center,
305A Arbuthnot Road, Central
Hong Kong

Attn:  Mr. Ching Lung Po
------------------------

Dear Sirs:

Re:  English Translation of Chinese Documents

We have reviewed the Chinese versions of the following documents and the English translations which you have provided:-

1.    Articles of Association of Liuzhou OVM Construction Machinery Co., Ltd.;

2. Joint Venture Contract dated April 18, 1995 between Kolcari Investments Limited and Liuzhou OVM Joint Stock Co., Ltd.;

3. Agreement Concerning the Commencement date of the Financial Accounts dated January 17, 1995 between Kolcari Investments Limited and Liuzhou OVM Joint Stock Co., Ltd.,

4. Agreement Concerning the Entrustment of the Heat Treatment Plant with Processing Task dated June 5, 1995 between Liuzhou OVM Construction Machinery Co., Ltd., Liuzhou OVM Joint Stock Co., Ltd. and the Heat Treatment Plant;

5. Agreement Concerning the Transfer of Intangible Assets dated June 5, 1995 between Liuzhou OVM Construction Machinery Co., Ltd. and Liuzhou Joint Stock CO., Ltd. and the Exhibit List of Items of Technical Know-how Transferred;

6. Agreement Concerning the Provision of Power, Water Supply and Welfare Facilities dated June 15, 1995 between Liuzhou OVM Construction Machinery Co., Ltd., and Liuzhou OVM Joint Stock Co., Ltd.,; and

7. Supplementary Agreement on the Transfer of Intangible Assets dated December 18, 1995 between Liuzhou OVM Construction Machinery Co., Ltd., and Liuzhou OVM Joint Stock Co., Ltd.

Please note that we do not hold qualification in translation but to the extent that we have reviewed the above English translations, we believe the translations, incorporating our suggested amendments, should be fair and correct translations of the various corresponding Chinese documents above.

Yours faithfully,


Li Song Zhang
Senior Lawyr